As filed with the U.S. Securities and Exchange Commission on September 22, 2026.

Registration No. 333-297747

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________________

AMENDMENT NO. 2

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________________________

Tracx Logis Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

______________________________________________

Singapore	4210	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5A Toh Guan Road East, #06-03,
CWT Jurong East Logistics Centre,
Singapore, 608830
+65 6661 9100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

______________________________________________

vState Filings LLC

301 Mill Road Suite U-5

Hewlett, NY 11557

Tel: 718-569-2703

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

______________________________________________

Copies to:

Kyungwon Lee, Esq. Allen Overy Shearman Sterling 9th Floor, Three Exchange Square Central, Hong Kong Tel: +852 2974 7000	Ross Carmel, Esq. Jeff Cahlon, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, NY 10036 Tel: 212-930-9700

______________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 is being filed solely for the purpose of filing Exhibits 1.1, 4.2, 5.1, 5.2 and 10.4 to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No change is made to the preliminary prospectus constituting Part I of the Registration Statement. This Amendment No. 2 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 1 to the Registration Statement filed on September 17, 2026, and consists only of the cover page of the Registration Statement, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Our constitution provides that, subject to the provisions of the Singapore Companies Act and every other Singapore statute for the time being in force and affecting the Company, every director, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by them in the execution and discharge of their duties or in relation thereto. In particular, and without prejudice to the generality of the foregoing, no director, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against any liability that would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for any such individual insurance against liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying the individual against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the individual to pay a fine in criminal proceedings, (ii) of the individual to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the individual in defending criminal proceedings in which he or she is convicted, (iv) incurred by the individual in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the individual in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

We intend to enter into agreements with our officers and directors, which will, among other things, provide our officers and directors with indemnification to the maximum extent permitted by law. We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration pursuant to Section 4(a)(2) of the Securities Act, regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. None of the transactions involved an underwriter.

Name	Date of Issuance	Title and Number of Securities	Consideration
Crescendo Equity Partners Limited	August 30, 2024	Guarantees of convertible notes(1)	US$	2,106,117	(2)
Corstone Asia Co. Ltd.	August 30, 2024	Guarantees of convertible notes(1)	US$	373,395	(2)
Metistone Growth PEF	August 30, 2024	Guarantees of convertible notes(1)	US$	228,028	(2)
Rivendell Investments 2018-2 LLC	September 6, 2024	Guarantees of convertible notes(1)	US$	2,000,000	(2)

Name	Date of Issuance	Title and Number of Securities	Consideration
Dong Cheol Choi	September 6, 2024	Guarantees of convertible notes(1)	US$	748,223	(2)
Wong Ka Kit	September 10, 2024	Guarantees of convertible notes(1)	US$	1,000,000	(2)
Mason Global Growth Fund I	November 22, 2024	Guarantees of convertible notes(1)	US$	2,071,133	(2)
Crescendo Equity Partners (Singapore) Pte. Ltd.	January 2, 2025	Convertible notes	US$	4,083,855	(2)
Cactus Oasis Fund II	January 3, 2025	Guarantees of convertible notes(1)	US$	4,081,633	(2)
ZVC2 Investment Partnerships	February 6, 2025	Convertible notes	US$	3,427,005	(2)
Lee Young Jun	February 28, 2025	Guarantees of convertible notes(1)	US$	346,260	(2)
Koo Bon Sam	February 28, 2025	Guarantees of convertible notes(1)	US$	138,504	(2)
Choi Jung Soon	February 28, 2025	Guarantees of convertible notes(1)	US$	207,756	(2)
Kim Jeongran	February 28, 2025	Guarantees of convertible notes(1)	US$	346,260	(2)
Son Kichul	February 28, 2025	Guarantees of convertible notes(1)	US$	207,756	(2)
Lee Yoon	March 3, 2025	Guarantees of convertible notes(1)	US$	68,399	(2)
Subinigyeo Co.	March 4, 2025	Guarantees of convertible notes(1)	US$	136,799	(2)
Lee Hyesun	March 4, 2025	Guarantees of convertible notes(1)	US$	273,598	(2)
Lee Jaewook	March 4, 2025	Guarantees of convertible notes(1)	US$	68,399	(2)
Cactus Oasis Fund II	March 25, 2025	Guarantees of convertible notes(1)	US$	682,361	(2)
Rivendell Investments 2018-2 LLC	March 31, 2025	Guarantees of convertible notes(1)	US$	3,000,000	(2)
Nol Universe Co., Ltd.	April 21, 2025	Convertible notes	US$	1,020,000	(2)
Jae Young Lee	May 14, 2025	Guarantees of convertible notes(1)	US$	2,116,402	(2)
Harmony Partners Co., Ltd.	June 11, 2025	Guarantees of convertible notes(1)	US$	732,869	(2)
iA, Inc.	July 25, 2025	Guarantees of convertible notes(1)	US$	1,455,922	(2)
Aevolution Fund III-1 L.P.	July 28, 2025	Convertible notes	US$	700,000	(2)
iA, Inc.	August 22, 2025	Guarantees of convertible notes(1)	US$	1,427,042	(2)
SHM Co., Ltd.	December 23, 2025	Guarantees of convertible notes(1)	US$	4,727,175	(2)
American Ventures LLC, Series XX TracX Logis	January 22, 2026	Convertible notes	US$	5,625,000	(2)
American Ventures LLC, Series LV TracX Logis	July 27, 2026	Convertible notes	US$	1,175,000	(2)
American Ventures LLC, Series LV TracX Logis	July 30, 2026	Convertible Notes	US$	325,000	(2)
Harmony Partners Co., Ltd.	August 7, 2026	Guarantees of convertible notes(1)	US$	351,000	(2)
Aevolution Fund III-2 L.P.	August 7, 2026	Guarantees of convertible notes(1)	US$	351,000	(2)
Rivendell Investments 2018-2 LLC	August 11, 2026	Guarantees of convertible notes(1)	US$	3,000,000	(2)
Jae Young Lee	August 11, 2026	Guarantees of convertible notes(1)	US$	1,056,710	(2)

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(1)      Upon the occurrence of certain redemption events specified in the relevant deed of guarantee to the convertible notes, including our initial public offering of ordinary shares, the noteholders may elect to require us to perform our obligations by way of either (i) paying the relevant noteholders in cash any and all amounts due and payable under such series of convertible notes or (ii) issuing our ordinary shares to the relevant noteholders in such number as is calculated by dividing all of the amount due and payable under such series of convertible note by the price per share as specified in the relevant agreement. The date of issuance presented refers to the date of issuance of the convertible notes subject to the relevant guarantee.

(2)      Does not include interest payable under the convertible notes.

Item 8. Exhibits and Financial Statement Schedules

The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement
3.1	Form of Constitution of Tracx Logis Ltd.**
4.1	Specimen Share Certificate**
4.2	Form of Representative Warrant
5.1	Opinion of Allen Overy Shearman Sterling LLP as to the validity of the Ordinary Shares
5.2	Opinion of Allen Overy Shearman Sterling as to enforceability of Underwriter Warrants
10.1	Tracx Logis Employee Stock Option Plan**
10.2	English Translation of Lease Agreement for Arenas Yeongjong Logistics Center in Incheon, Korea**
10.3	Lease Agreement for Jurong East Logistics Centre, Singapore**
10.4	Financial Advisory Agreement (including form of Warrant)
21.1	List of Subsidiaries (updated)**
23.1	Consent of Marcum Asia CPAs LLP**
23.2	Consent of Allen Overy Shearman Sterling LLP (included in Exhibit 5.1)
23.3	Consent of Global Law Office**
23.4	Consent of Vuk Jeremić**
23.5	Consent of Samuel Shin Chul Park**
23.6	Consent of Matthew J. Saker**
24.1	Power of Attorney (included on signature page to the registration statement filed on July 28, 2026)**
24.2	Power of Attorney of Koh Lian Peng (included on signature page to the registration statement filed on September 17, 2026)**
99.1	Code of Business Conduct and Ethics of the Registrant**
107	Filing Fee Table**

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**      Previously filed.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on September 22, 2026.

Tracx Logis Ltd.
By:	/s/ Mark Lee
Name:	Mark Lee
Title:	Co-Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Co-Chief Executive Officer	September 22, 2026
Name: Jinha Kim	(principal executive officer)
/s/ Mark Lee	Co-Chief Executive Officer and Director	September 22, 2026
Name: Mark Lee	(principal executive officer)
*	Chief Financial Officer	September 22, 2026
Name: Peter Kim	(principal financial officer and principal accounting officer)
*	Director	September 22, 2026
Name: Kevin Kidoo Lee
*	Director	September 22, 2026
Name: Koh Lian Peng
*By:	/s/ Mark Lee
Name:	Mark Lee
Title:	Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Tracx Logis Ltd., has signed this registration statement or amendment thereto in New York City, New York, United States on September 22, 2026.

AUTHORIZED U.S. REPRESENTATIVE
By:	/s/ Alex Englard
Name:	Alex Englard
Title:	Authorized Representative